                                                                    EXHIBIT 3.70

                               OPERATING AGREEMENT
                                       OF
                             OFFICE AND STORAGE LLC

         THIS OPERATING AGREEMENT (this "Agreement") is effective as of March 6, 2003, by and among the following parties:

         (1) RESORTQUEST HAWAII, LLC, a Hawaii limited liability company ("ResortQuest") as the initial Member of the Company;

         (2) JOHN DARREL KLONINGER, a Hawaii resident ("Kloninger"), as the initial Manager of the Company; and

         (3) OFFICE AND STORAGE LLC, a Hawaii limited liability company (the "Company").

         NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual promises and undertakings herein contained, the parties hereby agree as follows:

                                I. DEFINED TERMS

         The following terms, which are used generally throughout this Agreement, shall have the meanings specified in this Article I. Certain additional defined terms may be set forth elsewhere in this Agreement.

         "ACT" shall mean the Hawaii Limited Liability Company Act, Haw. Rev. Stat. ss.ss. 428-101, et seq., as now or hereafter amended.

         "AGREEMENT" shall mean this written Operating Agreement defined in the first paragraph of this instrument, including all exhibits attached hereto, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" shall refer to this Agreement as a whole unless the context otherwise requires.

         "ARTICLES OF ORGANIZATION" shall mean the articles of organization for the Company filed with the Office of the Director of the Department of Commerce and Consumer Affairs on March 6, 2003.

         "CAPITAL ACCOUNT" means, with respect to each Member, the account established and maintained for the Member on the books of the Company in compliance with Treasury Regulations ss. 1.704-l(b)(2)(iv) and 1.704-2, as amended.

         "CAPITAL CONTRIBUTION" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMPANY" as defined in the first paragraph of this Agreement.

         "RESORTQUEST" shall have the meaning set forth in the first paragraph of this Agreement.

         "UNIT" means one unit of a Member Interest requiring Capital Contributions under this Agreement.

                                  II. FORMATION

         2.1 FORMATION. The Company was formed effective upon the filing of the Articles of Organization pursuant to the Act. The Members desire to continue the Company from and after the date thereof in accordance with the terms of this Agreement and the Act, and the Manager desires to serve in that capacity in accordance with the terms of this Agreement and the Act. The Members shall execute and acknowledge any and all certificates and instruments and do all filing, recording, and other acts as may be appropriate to comply with the requirements of the Act relating to the formation, operation and maintenance of the Company in accordance with the terms of this Agreement.

         2.2 TAX TREATMENT AS PARTNERSHIP. The parties contemplate that the Company shall be operated in a mariner consistent with its treatment as a partnership for Federal and state income tax purposes. The Company shall not make any election under the applicable Treasury Regulations to have the Company classified as an association taxable as a corporation.

         2.3      NAME. The name of the Company shall be Office and Storage LLC.

         2.4 PRINCIPAL OFFICE. The Company's principal office shall be located at such location as the Manager shall determine, subject to the approval of the Members.

         2.5 PURPOSE AND POWERS. The primary purpose of the Company is to hold title to a one-half interest in that certain Office and Storage Apartment in the Waikiki Beach Tower condominium project more particularly described in Exhibit B attached hereto. The Company may also engage in and do any act concerning any or all lawful businesses for which limited liability companies may be organized under Hawaii law. The Company may exercise all powers reasonable or necessary to pursue the same as permitted by law.

         2.6 TERM. The term of the Company commenced upon the filing of its Articles of Organization and shall continue for its stated term, until terminated under the provisions of Article XI hereof or in accordance with the Act.

         2.7 AGENT FOR SERVICE OF PROCESS. The name and business address of the Company's initial agent for service of process is set forth in the Articles of Organization. The Manager, subject to the consent of the Members, may remove and replace the Company's agent for service of process at any time in their sole discretion. The Manager shall appoint and designate such other registered agents and registered offices required by such other jurisdictions in which the Company is registered to do business.

         2.8 INTENT OF THIS AGREEMENT. This Agreement is intended to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution, winding up and termination, as well as the relations among the Members and the Manager.

                       III. RELATIONSHIP TO DEFAULT RULES

         3.1 RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT RULES PROVIDED BY THE ACT. Regardless of whether this Agreement specifically refers to particular Default Rules:

         (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and

         (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule shall be modified or negated accordingly.

         3.2 RELATIONSHIP BETWEEN THIS AGREEMENT AND THE ARTICLES OF ORGANIZATION. If a provision of this Agreement differs from a provision of the Articles of Organization, then, to the extent allowed by law, this Agreement will govern.

                 IV. CAPITAL STRUCTURE: UNITS AND CONTRIBUTIONS

         4.1 UNITS AND CLASSES. Ownership rights in the Company are reflected in Units as recorded in the Membership Registrar attached hereto as Exhibit A. A Unit represents ownership of a distributional interest in the Company giving the initial owner or any properly registered transferee full rights as a Member in accordance with this Agreement. All Units shall be of the same class unless otherwise agreed to by the Members and the Manager.

         4.2 TRANSFERABILITY OF UNITS. A Member may transfer its Units only by complying with Article X hereof.

         4.3 INITIAL CAPITAL CONTRIBUTIONS OF THE MEMBERS. As an initial contribution to the capital of the Company, the Members shall contribute the cash and/or other assets set forth on Exhibit A at the agreed net fair market value amounts set forth opposite each Member's name.

         4.4 ADDITIONAL CAPITAL CONTRIBUTIONS. The Company has no right to require any Member to make additional Capital Contributions, but the Members recognize that such contributions may be necessary from time to time and future contributions may be made by one or more Members in unequal amounts. In the event any Member makes additional Capital Contributions to the Company, said Member shall receive additional Units in the Company in exchange for such Capital Contributions upon terms agreed to by the Members.

         4.5 MEMBER LOANS. Upon the prior consent of the Members, the Manager may cause the company to borrow funds from any one or more Members in such amounts and on such terms as the Members shall approve; provided, however, that the interest payable with respect to such Member loans shall not be less than the minimum required under Federal tax laws.

         4.6 WITHDRAWAL OF CONTRIBUTIONS. No Member or assignee shall have the right to withdraw or demand the return of all or any part of its Capital Contributions or dissociate and demand redemption of its Interest from the Company except with the approval of a Majority-in-Interest.

                                 V. DISTRIBUTION

         5.1 DISTRIBUTIONS OF NET CASH FLOW. Except as provided in Section 11.2(c) below, and subject to all other legal or contractual restrictions on the Company's ability to make distributions and payments in accordance with this
Section 5.1, the Company shall distribute its Net Cash Flow to the Members (and assignees) at such times as the Members shall determine. Net Cash Flow available in a Fiscal Year will be distributed to the Members in accordance with their respective Participating Percentages.

         5.2 DISTRIBUTIONS IN LIQUIDATION. Following the dissolution of the Company and the commencement of the winding up and liquidation of its assets, all distributions to the Members and assignees shall be governed by Article XI hereof.

                      VI. ALLOCATION OF PROFITS AND LOSSES

         Profits and Losses for any Fiscal Year (and each item of income, gain, loss, and deduction entering into the computation thereof) shall be allocated among the Members (and credited to their respective Capital Accounts) in accordance with this Article VI.

                  (a) Profits shall be allocated to the Members in accordance with their Participating Percentages; and

                  (b) Losses shall be allocated among the Members in accordance with their Participating Percentages.

         Notwithstanding anything to the contrary herein contained, the Capital Accounts of the Members shall be determined and maintained in accordance with the provisions of Section 1.704-l(b)(2)(iv) of the Regulations.

                        VII. RIGHTS AND DUTIES OF MANAGER

         7.1 MANAGEMENT. The business and affairs of the Company shall be managed by its designated Manager subject to oversight by the Members. The Manager shall direct, manage, and control the business of the Company to the best of his ability. The Manager shall act in good faith and in a manner that the Manager reasonably believes to be in the best interests of the Company and in a manner consistent with the intent of this Agreement.

         7.2 NUMBER, TENURE, AND QUALIFICATIONS. The initial Manager of the Company shall be Kloninger. Additional Managers may be fixed from time to time by the affirmative vote of Majority-in-Interest of the Members, but in no instance shall there be less than one Manager. Each Manager shall hold office until it resigns or is removed by a Majority-in-Interest. Managers need not be individuals or Members of the Company.

         7.3 LIMITATIONS ON POWER OF MANAGER. Notwithstanding the generality of Section above, the Manager shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or written consent of a Majority-in-Interest of the Members:

                  (a) The sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in a series of transactions, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution;

                  (b)      The dissolution of the Company;

                  (c) The amendment of this Agreement, the admission of any new or additional Members, the issuance of additional Membership Interests, or the establishment of different classes of Members; and

                  (d) Any other transaction described in this Agreement as requiring the vote, consent, or approval of the Members or a Majority-in-Interest.

         7.4 RECORDS. The Manager shall cause the Company to maintain the following records at the Company's registered office:

                  (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

                  (b) A copy of the Articles of Organization of the Company and all amendments thereto;

                  (c) Copies of the Company's currently effective written operating agreement and all amendments thereto, copies of any prior written operating agreement no longer in effect, and copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services;

                  (d) Copies of the Company's Federal, state, and local income tax returns and reports for the three (3) most recent years;

                  (e) Copies of financial statements of the Company, if any, for the three (3) most recent years;

                  (f)      Minutes of the meetings of the Members; and

                  (g) Any written consents obtained from Members for actions taken by Members without a meeting.

         7.5 TAX RETURNS AND OTHER ELECTIONS. After consultation with the Members, the Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. All elections permitted to be made by the Company under Federal or state laws shall be made by the Members.

         7.6 BANK ACCOUNTS. The Manager may from time to time open bank accounts in the name of the Company, subject to the consent of the Members, and the Manager shall designate and remove from time to time signatories on such bank accounts after consultation with the Members.

         7.7 SALARY. The Manager shall not be paid any compensation for his services, unless a Majority-in-Interest elects to compensate the Manager a reasonable amount for its services and/or expenses.

         7.8 RESIGNATION AND REMOVAL. A Manager may resign at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Majority-in-Interest may also remove the Manager.

         7.9 VACANCIES. Any vacancy occurring for any reason in the office of Manager may be filled by a Majority-in-Interest of the Members.

                     VIII. RIGHTS AND OBLIGATIONS OF MEMBERS

         8.1 LIMITATION OF LIABILITY. Each Member's liability for the debts and obligations of the Company shall be limited to the maximum extent permissible under the Act and all other applicable law.

         8.2 ACCESS TO COMPANY RECORDS. Upon the written request of any Member, the Manager shall allow any Member to inspect and copy, at the Member's expense, the Company records required to be maintained by this Agreement.

         8.3 PRIORITY AND RETURN OF CAPITAL. No interest shall accrue with respect to Capital Contributions made to the Company, and no Member shall have the right to withdraw, no right to redemption of its Interest, and no right to be repaid any of such Member's Capital Contributions except as provided in this Agreement.

                           IX. MEETINGS OF THE MEMBERS

         9.1 MEMBER MEETINGS. Meetings of the Members shall be called whenever this Agreement requires the action of the Members or at such other times that a special meeting of the Members is called in accordance with this
Article IX. A special meeting of the Members may be called for any purpose or purposes at any time by the Manager or by one or more Members owning at least five percent (5%) of the Units of the Company.

         9.2 NOTICE OF MEETINGS. Written notice of each meeting of the Members, stating the date, time, and place and the purpose or purposes, must be given to every Member at least three (3) days and not more than sixty (60) days prior to the meeting. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

         9.3 LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENTS. Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location within or outside the State of Hawaii, as designated by the Manager and subject to the consent of the Members. The Manager, or any Person designated by the Manager will chair each meeting of the Members. Any meeting of the Members may be adjourned from time to time to another date and time and place. If at the time of adjournment the person chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening. The Members may make use of telephones and other electronic devices to hold meetings, provided that each Member may simultaneously participate with the other Members with respect to all discussions and votes of the Members.

         9.4 WAIVER OF NOTICE. A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

         9.5 PROXIES. A Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by facsimile, e-mail, or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original. A Member may not grant or appoint an irrevocable proxy.

         9.6 QUORUM. For any meeting of the Members, a quorum consists of a majority of the total of Units. If a quorum is present when a properly called meeting is convened, the Members present may continue to transact business until adjournment, even though the departure of Members originally present leaves less than the proportion otherwise required for a quorum.

         9.7 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the number of Units equal to the number of Units that would be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required number of Units, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will immediately notify all Members of the action's text and effective date. Failure to provide the notice does not invalidate the written action. Any requirement for signature by a Member may be satisfied by an electronic signature permissible under Hawaii law including, without limitation, any electronic sound, symbol, or process attached to or logically associated with a record and executed or adopted by the Member with the intent to sign the record or document.

                              X. TRANSFER OF UNITS

         10.1 GENERAL. No Member may voluntarily, involuntarily, or by operation of law or by judicial decree sell, assign, transfer, exchange, mortgage, pledge, grant, hypothecate, or otherwise dispose of all or any part of the Interest of such Member without the written consent or approval of the non-transferring Members. Any attempted disposition of a Member's Interest, or any portion thereof, shall be null and void, and the Company shall not recognize any such attempted disposition.

         10.2 PERMITTED TRANSFERS. Notwithstanding any other provision of this Article XI, any Member may transfer its Interest in the Company, or any portion thereof, to any corporation, partnership, limited liability company or other entity controlled directly or indirectly by the Member, who must be subsequently admitted as a Member and must agree in writing to be bound to the terms of this Agreement.

                         XI. DISSOLUTION AND TERMINATION

         11.1 DISSOLUTION. The Company shall be dissolved upon the first to occur of any of the following events:

         (a)      The written agreement of the Majority-in-Interest at any time;

         (b) The sale or other disposition of substantially all of the assets of the Company and the collection of all notes received in connection with such sale or other disposition;

         (c) The dissociation of a Member if the remaining Members so elect to or act to dissolve the Company; or

         (d) The occurrence of any event which makes it unlawful for the business of the Company to be carried on or for the Members to carry on that business in the Company.

         11.2 LIQUIDATION, WINDING UP AND DISTRIBUTION OF ASSETS. Thereafter, the Manager shall proceed to liquidate the Company's assets and properties, discharge the Company's obligations, and wind up the Company's business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company's assets, to the extent sufficient therefor, shall be applied and distributed as follows:

         (a) First, to the payment and discharge of all of the Company's debts and liabilities except those owing to Members or to the establishment of any reasonable reserves for contingent or unliquidated debts and liabilities;

         (b) Second, to the payment of any debts and liabilities owing to Members; and

         (c)      Third, to the Members and assignees in accordance with Section
5.1 hereof.

         Tangible and/or intangible assets of the Company may be distributed to the Members upon liquidation of the Company. In the event valuation of such assets of the Company cannot be agreed upon for purposes of such an in-kind distribution, such assets shall be valued at their then-fair market value as determined by competent appraisers selected by the Members.

         11.3 DEFICIT CAPITAL ACCOUNTS. No Member or assignee shall have any obligation to contribute or advance any funds or other property to the Company by reason of any negative or deficit balance in such Member's or assignee's Capital Account during or upon completion of winding up or at any other time

         11.4 RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member and assignee shall look solely to the assets of the Company for the return of its Capital Contributions. If the Company property remaining, after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members or assignees, such Member(s) or assignee(s) shall have no recourse against any other Member or the Manager.

                          XII. MISCELLANEOUS PROVISIONS

         12.1 NOTICES. Notices required under this Agreement shall be in writing and shall be sent to by overnight courier, hand delivery, mail, telecopier or other reliable electronic means to the intended recipient of such notice at the address previously provided by such Person. Any such notice so sent shall be deemed to have been given (i) upon delivery if given by overnight couriers or hand delivery, (ii) three business days after depositing the notice in the U.S. mails, or (iii) upon confirmation if given by telecopier or other reliable electronic means.

         12.2 APPLICATION OF HAWAII LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Hawaii.

         12.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company

         12.4 AMENDMENTS. This Agreement may not be amended except by the written agreement of the Majority-in-Interest.

         12.5 FURTHER ASSURANCES. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary, and do such further acts and things as may be required, to effectuate the terms of this Agreement or to comply with any laws, rules, or regulations.

         12.6 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         12.7 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         12.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

         12.9 GENDER. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         12.10 HEIRS, SUCCESSORS, AND ASSIGNS. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement and by applicable law, their respective heirs, legal representatives, successors, and assigns.

         12.11 CREDITORS AND OTHER THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or by other third parties.

         IN WITNESS WHEREOF, the parties have executed this Operating Agreement effective as of the day and year first above written.


The Company and the Manager:                       OFFICE AND STORAGE LLC



                                                   By: /s/John Darrel Kloninger
                                                       ------------------------
                                                          John Darrel Kloninger
                                                          Its Manager



The Member:                                        RESORTQUEST HAWAII, LLC



                                                   By:  /s/ Kelvin Bloom
                                                        ----------------------
                                                        Kelvin Bloom
                                                        Its Manager

                                    EXHIBIT A

                   OFFICE AND STORAGE LLC MEMBERSHIP REGISTRAR



NAME & ADDRESS                    INITIAL                    UNITS           PARTICIPATING
                                  CAPITAL                                    PERCENTAGE
                                  CONTRIBUTION
RESORTQUEST HAWAII, LLC             $1,000                    1,000             100.0%
2155 Kalakaua Ave., Suite 500
Honolulu, Hawaii 96815-2354

                                    EXHIBIT B

         PROPERTY DESCRIPTION OF THE OFFICE AND STORAGE APARTMENT IN THE
                     WAIKIKI BEACH TOWER CONDOMINIUM PROJECT


         An undivided fifty percent (50%) interest in and to that certain Condominium Conveyance Document dated December 8, 1986, made by and between Waico Palms, Inc., a Hawaii corporation, as Lessor, Herbert Kazuo Horita, a married man, as Developer, Waikiki Beach Towel: Venture, a Hawaii limited partnership, collectively with Herbert Kazuo Horita as Sublessor, and ResortQuest Hawaii, LLC, a Hawaii limited liability company, the successor by conversion to Hotel Corporation of the Pacific, Inc., a Hawaii corporation and Oceanview Ventures, a Hawaii limited partnership, as Sublessee, recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii (the "Land Court") as Document No. 1428983, noted on Transfer Certificate of Title No. 246,255, and also recorded in the Bureau of Conveyances of the State of Hawaii (the "Bureau") in Book 20231, Page 626, covering:

         ALL of those certain premises comprising a portion of that certain condominium project known as "WAIKIKI BEACH TOWER" (the "Project"), which Project consists of those certain parcels of land situate at Waikiki, Honolulu, City and County of Honolulu, State of Hawaii, more fully described in Exhibit "1" attached hereto and made a part hereof, and the improvements and appurtenances thereof, as described in and established by Declaration of Horizontal Property Regime dated March 7, 1984, recorded in the Bureau in Book 17795, Page 248, as the same may be amended from time to time (the "Declaration"), the By-Laws of the Association of Apartment Owners of Waikiki Beach Tower dated March 7, 1984, recorded in the Bureau in Book 17795, Page 293, as the same may be amended from time to time (the "By-Laws"), arid as shown on the plans of the Project filed in the Bureau as Condominium File Plan No. 900 and any amendments thereto (the "Condominium File Plan"), described as follows:

         FIRST:

         A. Office and Storage Apartment (the "Apartment") of the Project, as described in the Declaration and as shown on the Condominium File Plan.

                  Together with non-exclusive easements in the common elements designed for such purposes for ingress to, egress from, utility services for and support of the Apartment, in the other common elements for use according to their respective purposes, and in all other apartments of the building of the Project for support.

                  Together with an exclusive easement to use Parking Stalls Nos. 178, 179, 190 & 191 and any other parking stalls as set forth from time to time in the Declaration.

         B. An undivided .001960 interest, as tenant in common with the holders from time to time of other undivided interests, in and to the common elements of the Project (exclusive of land), as established for the Apartment by the Declaration.

SECOND:

         An undivided .001960 leasehold interest, as tenant in common with the holders from time to time of other undivided interests, in and to the land upon which the Project is situated, more fully described in said Exhibit "1".

SUBJECT, HOWEVER, to:

1. As to the land described in said Exhibit to, the encumbrances noted therein.

2. The covenants, conditions, restrictions, reservations, easements,, liens for assessments, options, powers of attorney, limitations on title, and all other provisions contained in or incorporated by reference in the Declaration, the By-Laws, the Condominium File Plan, any instrument creating the estate or interest herein set forth, and in any other allied instrument referred to in any of the instruments aforesaid.

3. The terms, covenants, conditions, encumbrances, exceptions, reservations, restrictions, easements, obligations and other provisions set forth in said Condominium Conveyance Document.

4. Any and all other encumbrances affecting the property herein described existing as of the date of this instrument.

         Said Condominium Conveyance Document being at the rents and on the conditions set forth therein;

         And all of the estate, right, title and interest of the Assignor (being an undivided fifty percent (50%) interest) in the premises described in and covered by said Condominium Conveyance Document.

FIRST:

         ALL of that certain parcel of land situate, lying and being on the Southwest side of Koa Avenue at Waikiki, Honolulu, City. and County of Honolulu, State of Hawaii, and being LOT NUMBER EIGHTY (80); LOT NUMBER EIGHTY-ONE (81); and LOT NUMBER EIGHTY-TWO (82), of the tract of land known as the "ROYAL GROVE TRACT", as shown on the map thereof filed in the Bureau of Conveyances of the State of Hawaii (the "Bureau") as File Plan No. 149 and containing an area of 5,000 square feet each.

SECOND:

         ALL of that certain parcel of land (being portions of Royal Patent 4493, Land' Commission Award 104 F.L., Apana 5 to M. Kekuanaoa and Royal Patent 2419, Land Commission Award 5 F.L. to Kapilimanu), being also portions of Lot 83 of Royal Grove Tract (File Plan 149) and Liliuokalani Avenue) situated on the West corner of the intersection of



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
Liliuokalarii Avenue' and Koa Avenue at Kalia, Waikiki, Honolulu, City and County of Honolulu, State of Hawaii, identified as LOT A, described as follows:

         BEGINNING at the South corner of this parcel of land, being also the East corner of Land Court Application 1390 and on the Northwesterly side of Liliuokalani Avenue, the coordinates of said point of beginning referred to Government Survey Triangulation Station "PUNCHBOWL" being 13,609.88 feet South and 8,613.74 feet East, thence running by azimuths measured clockwise from True
South:

1.       138(degree)18'       83.78   feet along Land Court Application 1390;
2.       228(degree)18'       100.00  feet along Lot 82 of Royal Grove Tract (File Plan 149);
3.       318(degree)18'       75.89   feet along the Southwesterly side of Koa Avenue;

                                      Thence along the remainders of Lot
                                      83 of Royal Grove Tract (File Plan
                                      149) and Liliuokalani Avenue, on a
                                      curve to the right with a radius of
                                      20.00 feet, the azimuth and distance
                                      of the chord being:

4.       7(degree)41'         30.36   feet;
5.       57(degree)04'        77.86   feet along the Northwesterly side of Liliuokalani Avenue to the point of beginning and containing an area of 19,027 square feet.

AS TO FIRST AND SECOND:

TOGETHER WITH an easement for pedestrian traffic from Kalakaua Avenue and for encroachment described in Lease dated April 19, 1983, recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii (the "Land Court") as Document No. 1164447, duly noted on Transfer Certificate of title No. 246,255 affecting all of the lot shown on Map 1, Land Court Application 1390, identified as Tax Map Key 2-6-23:1.

TOGETHER ALSO WITH that certain Easement "A", 10 feet wide for Air Rights purposes as granted in Grant of Easement dated May 20, 1982, recorded in the Bureau in Book 17003, Page 467, more fully described in Exhibit "2" attached hereto and made a part hereof, affecting Lot 87, Royal Grove Tract (File Plan
149), identified as Tax Map Key 2-6-23-:3.

SAID LAND IS SUBJECT TO THE FOLLOWING:

1. AS TO FIRST (LOTS 81 AND 82), Easement 2, 25 feet wide for electrical purposes, within the Northeast corner of Lot 82 and within the East corner of Lot 81, as shown on Survey Map dated January 18, 1983, by Roy Yama, Registered Land Surveyor.

2.       AS TO SECOND (LOT A): the following:

         (A) Easement 1, for water purposes, along portion of the Southerly boundary of Lot A, being portions of Lot 83, Royal Grove Tract (File Plan 149) and Liliuokalani

                  Avenue, as shown on Survey Map dated January 18, 1983, by Roy Yama, Registered Land Surveyor.

         (B) Grant of Easement in favor of the City and County of Honolulu and Board of Water Supply dated April 6, 1984, recorded in the Bureau in Book 17787, Page 606, for water pipeline purposes located through Easement 1.

3. Title to all mineral and metallic mines reserved to the State of Hawaii.

4. Limited Term Agreement Covering Joint Development of Lots, Grants of Easements and Preservation of Horizontal View Plane, dated April 19, 1983, effective June 1, 1974, recorded in the Bureau in Book 17003, Page 432.

5. Any and all other encumbrances affecting the land herein described existing as of the date of this instrument.


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